SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2004

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849

(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

Former name or address, if changed from last report)

Item 5.      Other Events.

     On August 9, 2004, aaiPharma Inc. (the “registrant”) entered into an amendment to its senior secured credit facility to, among other things, increase the amount of the term loans under the facility by up to $10 million, extend the maturity date of the facility by one year to April 21, 2007, increase the interest rate on the loans by an additional 1.5% subject to potential incremental reduction based on the registrant’s financial performance, and adjust certain covenants under the facility. The amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 7.      Financial Statements and Exhibits.

     (a) Financial Statements

          Not applicable

     (b) Pro Forma Financial Information

          Not applicable

     (c) Exhibits

Exhibit 10.1	First Amendment to Financing Agreement and Security Agreement dated as of August 9, 2004 by and among aaiPharma Inc. and certain of its subsidiaries, the financial institutions from time to time party thereto, Silver Point Finance, LLC, as collateral agent, and Bank of America, N.A., as administrative agent

Exhibit 99.1	Press release of aaiPharma Inc. dated August 9, 2004 announcing financial results for the three and six months ended June 30, 2004

Item 12.      Results of Operations and Financial Condition.

     On August 9, 2004, the registrant issued a press release announcing its financial results for the three and six months ended June 30, 2004. The press release is submitted as Exhibit 99.1 to this Form 8-K.

* * *

     Note: The information contained in Item 12 of this Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2004

aaiPharma Inc.

	By:	/s/ Gina Gutzeit

Gina Gutzeit, Interim Chief Financial Officer

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Exhibit Index

Exhibit	Description

Exhibit 10.1	First Amendment to Financing Agreement and Security Agreement dated as of August 9, 2004 by and among aaiPharma Inc. and certain of its subsidiaries, the financial institutions from time to time party thereto, Silver Point Finance, LLC, as collateral agent, and Bank of America, N.A., as administrative agent

Exhibit 99.1	Press release of aaiPharma Inc. dated August 9, 2004 announcing financial results for the three and six months ended June 30, 2004

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